Sub Item 77Q1(a)


(i) Certificate of Correction to the Articles of Amendment to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO Bond Funds, Inc. dated May 17, 2000, filed with Post-Effective Amendment No. 49 to INVESCO Bond Funds, Inc. Registration Statement on February 14, 2002 and incorporated herein by reference.

(ii) Certificate of Correction to the Articles of Amendment to Articles of Incorporation of INVESCO Income Funds, Inc. dated October 29, 1998, filed with Post-Effective Amendment No. 49 to INVESCO Bond Funds, Inc. Registration Statement on February 14, 2002 and incorporated herein by reference.

(iii)Certificate of Correction to the Articles of Amendment of Articles of Incorporation of INVESCO Bond Funds, Inc. dated August 13, 1999, filed with Post-Effective Amendment No. 49 to INVESCO Bond Funds, Inc. Registration Statement on February 14, 2002 and incorporated herein by reference.

(iv) Articles Supplementary to the Articles of Amendment and Restatement of the Articles of Incorporation of INVESCO Bond Funds, Inc. dated February 13, 2002, filed with Post-Effective Amendment No. 49 to INVESCO Bond Funds, Inc. Registration Statement on February 14, 2002 and incorporated herein by reference.